UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 31, 2013

eCareer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2300 Glades Road, Suite 302E

Boca Raton, Florida 33434

(Address of principal executive offices)

Telephone – (877) 880-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

i.      On May 31, 2013, we dismissed Morrill & Associates (“Morrill”) as our independent registered public accounting firm. The Board of Directors approved the dismissal .

ii.     Morrill was engaged effective October 31, 2012 and accordingly has not prepared any reports on our financial statements for either of the past two fiscal years. Also on October 31, 2012, our then independent accountant, Pritchett, Siler & Hardy, P.C. (“Pritchett”), declined to stand for re-election due to Securities and Exchange Commission (“SEC”) rules regarding length of time during which independent accountants can serve with regard to a specific registrant. A Form 8-K was filed with the SEC on October 31, 2012 in connection with this change in accountants.

iii.    During our two most recent fiscal years or any subsequent interim period preceding the dismissal of Morrill, there have been no disagreements with Morrill on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Morrill, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

iv.    During our two most recent fiscal years or any subsequent interim period preceding the dismissal of Morrill, none of the kinds of events listed in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K occurred while Morrill was engaged.

v.     We previously provided Morrill a copy of this current report on Form 8-K and requested that it furnish us with a letter addressed to the SEC stating whether or not Morrill agrees with the above statements. We have received the requested letter from Morrill, a copy of which is filed as Exhibit 16.1 to this report.

(b)	Engagement of New Independent Registered Public Accounting Firm.

i.      On May 31, 2013, we engaged De Meo, Young, McGrath (“DYM”) as our new independent registered public accounting firm.

ii.     Prior to May 31, 2013, we (or someone on our behalf) did not consult with DYM regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that the new accountant concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 3, 2013, we amended our Articles of Incorporation, as amended, to effect a one-for-twelve (1:12) reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”), by filing a Certificate of Amendment with the Secretary of State of Nevada. Every 12 shares of common stock issued and outstanding will be combined, converted and changed into one share of common stock; provided, however, there will be no change in (i) the par value of any capital stock (ii) the number of shares of authorized common stock and preferred stock, or (iii) the number of issued and outstanding shares of preferred stock. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report.

Because our preferred stock is unaffected by the Reverse Stock Split, our Chief Executive Officer, Joseph Azzata, who holds 25,013 shares of Series A Preferred Shares, will continue to have 12,506,500 votes on any matter brought to a vote of the holders of our common stock, through his ownership of this preferred stock (which votes do not include votes he also has through his ownership of our common stock).

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Both our shareholders and Board of Directors approved the Reverse Stock Split by separate written consents in lieu of a meeting.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment
Exhibit 16.1	Letter from Morrill to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCareer Holdings, Inc.

Date: June 5, 2013	By: /s/ Joseph Azzata
Joseph Azzata
Chief Executive Officer
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